As filed with the Securities and Exchange Commission on May 26, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sterling Construction Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1600	25-1655321
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

1800 Hughes Landing Blvd, Suite 250

The Woodlands, Texas 77380

(281) 214-0800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph A. Cutillo	Copies to:

Chief Executive Officer

1800 Hughes Landing Blvd, Suite 250

The Woodlands, Texas 77380

(281) 214-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Scott L. Olson Andrews Kurth Kenyon LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4764

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Warrants, each to purchase one share of common stock	1,000,000	$—	$—	$—(3)
Common Stock par value $0.01 per share	1,000,000(4)	$9.97	$9,970,000	$1,156
Total			$9,970,000	$1,156

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant’s common stock on May 23, 2017, as reported on the Nasdaq Global Select Market.
(3)	Pursuant to Rule 457(g) of the Securities Act of 1933, as amended, no separate registration fee is required with respect to the warrants.
(4)	Issuable upon exercise of the warrants being registered hereunder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2017

PROSPECTUS

Sterling Construction Company, Inc.

1,000,000 Shares of Common Stock

1,000,000 Warrants

This prospectus relates to the offer and sale (or other disposition) by the selling security holders named in this prospectus or their permitted transferees of up to 1,000,000 warrants and 1,000,000 shares of our common stock, par value $0.01 per share, issuable upon exercise of the warrants, plus an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions as described in the warrants. The selling security holders may offer, sell or distribute all or a portion of their securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale by the selling security holders of the securities owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of these securities and the selling security holders will bear all commissions and discounts, if any, attributable to their sale of securities, except as otherwise expressly set forth in this prospectus.

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $10.25 per share. We will receive all of the proceeds from any cash exercise of the warrants. If all of the warrants were exercised in full for cash, we would receive gross proceeds of $10.25 million. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We will receive no proceeds from the sale of the common stock underlying the warrants.

Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “STRL.”

Investing in our securities involves risks. Please read “Risk Factors” on page 5 of this prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus. If given or made, that information or those representations may not be relied upon as having been authorized by us or the selling security holders. This prospectus does not constitute an offer to, or a solicitation of, any person in any jurisdiction in which such an offer or solicitation would be unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it include statements that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are included throughout this prospectus and in the documents incorporated by reference into this prospectus and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases to identify forward-looking statements in this prospectus.

Forward-looking statements reflect our current expectations as of the date of this prospectus, or the dates of documents incorporated by reference into this prospectus, regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, that could result in our expectations not being realized or otherwise could materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•	changes in general economic conditions, including recessions, reductions in federal, state and local government funding for infrastructure services and changes in those governments’ budgets, practices, laws and regulations;

•	delays or difficulties related to the completion of our projects, including additional costs, reductions in revenues or the payment of liquidated damages, or delays or difficulties related to obtaining required governmental permits and approvals;

•	actions of suppliers, subcontractors, design engineers, joint venture partners, customers, competitors, banks, surety companies and others which are beyond our control, including suppliers’, subcontractors’, and joint venture partners’ failure to perform;

•	factors that affect the accuracy of estimates inherent in our bidding for contracts, estimates of backlog, percentage-of-completion accounting policies, including onsite conditions that differ materially from those assumed in our original bid, contract modifications, mechanical problems with our machinery or equipment and effects of other risks discussed in this prospectus or the documents incorporated by reference into this prospectus;

•	design/build contracts, which subject us to the risk of design errors and omissions;

•	cost escalations associated with our contracts, including changes in availability, proximity and cost of materials such as steel, cement, concrete, aggregates, oil, fuel and other construction materials, and cost escalations associated with subcontractors and labor;

•	our dependence on a limited number of significant customers;

•	adverse weather conditions; although we prepare our budgets and bid contracts based on historical rain and snowfall patterns, the incidence of rain, snow, hurricanes, etc., may differ materially from these expectations;

•	the presence of competitors with greater financial resources or lower margin requirements than ours, and the impact of competitive bidders on our ability to obtain new backlog at reasonable margins acceptable to us;

•	our ability to successfully identify, finance, complete and integrate acquisitions;

•	citations issued by governmental authorities, including the Occupational Safety and Health Administration;

•	federal, state and local environmental laws and regulations where non-compliance can result in penalties and/or termination of contracts as well as civil and criminal liability;

•	adverse economic conditions in our markets; and

•	the other factors discussed in more detail in the documents referred to in the section captioned “Risk Factors.”

In reading this prospectus and the documents incorporated into this prospectus by reference, you should consider these factors carefully in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, the forward-looking statements that we make in this prospectus or the documents incorporated by reference into it are reasonable, we can provide no assurance that they will be achieved.

STERLING CONSTRUCTION COMPANY, INC.

As used in this prospectus, all references to “Sterling,” “Sterling Construction,” “SCC,” “we,” “us” and “our” refer to Sterling Construction Company, Inc. and its subsidiaries, unless otherwise stated or indicated by context.

We are a leading heavy civil construction company that specializes in the building and reconstruction of transportation infrastructure, water infrastructure, and residential and commercial concrete projects in Texas, Utah, Nevada, Colorado, Arizona, California, Hawaii and other states where there are construction opportunities. Our transportation infrastructure projects include highways, roads, bridges, airfields, ports and light rail. Our water infrastructure projects include water, wastewater and storm drainage systems. Our residential and commercial concrete projects include concrete foundations for single-family and multi-family homes, commercial projects and parking structures.

We are a Delaware corporation. Our principal executive offices are located at 1800 Hughes Landing Blvd, Suite 250, The Woodlands, Texas 77380, and our telephone number at this address is (281) 214-0800. Our website is www.strlco.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Shares offered by the Company	1,000,000 shares of common stock, par value $0.01 per share, are issuable upon the exercise of outstanding warrants

Securities offered for resale by the selling security holders	1,000,000 warrants and 1,000,000 shares of common stock underlying the warrants

Terms of the offering	The selling security holders will determine when and how they will dispose of the securities registered under this prospectus for resale.

Common stock to be outstanding assuming all of the warrants are exercised for cash(1)	28,022,285 shares

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock or warrants by the selling security holders. However, we will receive proceeds from any cash exercise of the warrants. We currently intend to use these proceeds, if any, for working capital and general corporate purposes.

Nasdaq Global Select Market symbol	Our shares of common stock are listed on the Nasdaq Global Select Market under the symbol “STRL.”

Risk factors	An investment in the shares and warrants is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 3 of this prospectus.

(1)	The number of shares outstanding after this offering is based on 27,022,285 shares of common stock outstanding as of May 19, 2017.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks outlined in “Item 1A.—Risk Factors” of our most recent Annual Report on Form 10-K, as well as the information contained in this prospectus. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock or warrants by the selling security holders. However, we will receive proceeds from any cash exercise of the warrants. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We currently intend to use these proceeds, if any, for working capital and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 38,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. At May 19, 2017, there were 27,022,285 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any preferred stock we may issue, our common stockholders are entitled to participate equally and ratably in (i) any dividends that may be declared by our board of directors and (ii) our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of holders of any preferred stock that we may issue and is then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by holders of the preferred stock.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Warrants

As of May 15, 2017, 1,000,000 warrants were outstanding. Each warrant currently entitles the registered holder to purchase one share of our common stock at a price of $10.25 per share, subject to adjustment as discussed below. The warrants will expire on April 3, 2022, unless early exercised. The warrants are not redeemable by us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a share dividend or our recapitalization, reorganization, merger or consolidation. In addition, the warrants will be adjusted for issuances of shares of common stock at a price below the exercise price, other than certain shares issued under our stock incentive plan.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our offices, along with a duly completed and executed exercise agreement, accompanied by full payment of the exercise price, by wire transfer or check payable to us, for the number of warrants being exercised, unless being exercised on a net basis, in which case we will issue a lesser number of shares of common stock. The warrant holders do not have the rights or privileges of holders of shares of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Unless a warrant holder shall have received the prior approval of our stockholders, such warrant holder shall only be permitted to purchase up to a number of shares of our common stock pursuant to the warrants such that the beneficial ownership of our common stock by the warrant holder and its affiliates, on a pro forma basis, would represent no greater than 19.99% of the shares of our common stock outstanding after giving effect to the exercise of the warrant and any other transactions that would occur concurrently therewith, after giving effect to all applicable adjustments under the warrants. If the number of shares of common stock that may be purchased pursuant to a warrant is limited as described in the immediately preceding sentence, then we are required to make an additional cash payment to the warrant holder, within three business days of such exercise, in an amount equal to the product of the number of shares that were not able to be issued upon such exercise as a result thereof, multiplied by the absolute value of the difference between the closing price per share of our common stock on the domestic securities exchange on which our common stock is listed on the date of such exercise request and the exercise price.

Provisions of Our Certificate of Incorporation and Bylaws

Under the Delaware General Corporation Law, or DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and amended and restated bylaws grant our board the power to adopt, amend and repeal our bylaws by the affirmative vote of a majority of the directors constituting the entire board. Our stockholders may adopt, amend or repeal our bylaws, with the approval of holders of a majority in voting power of all outstanding voting stock.

Our certificate of incorporation and amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors. Stockholders are not able to call special meetings. The inability of our stockholders to call special meetings may delay proxy contests until our annual stockholders meeting, which might impact a person’s decision to purchase our voting securities in an attempt to cause a change in control of us.

Our certificate of incorporation and amended and restated bylaws provide that stockholders may take action only at an annual or special meeting of the stockholders. Stockholders may not act by written consent. The inability of our stockholders to act by written consent could lengthen the amount of time required for our stock holders to take actions, which could discourage, delay or prevent a potential effort to take control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the securities covered by this prospectus. The names and other information about the selling security holders will be included in a prospectus supplement, a post-effective amendment to the registration statement of which this prospectus is a part, or an Exchange Act report incorporated herein by reference.

The securities being offering for resale by the selling security holders named in this prospectus or their permitted transferees consist of 1,000,000 warrants originally issued in a private placement on April 3, 2017 and the 1,000,000 shares of common stock underlying the warrants. The warrants were issued in connection with an $85,000,000 loan and security agreement that we entered into with Wilmington Trust National Association as agent, and the lenders party thereto on April 3, 2017. The securities being registered for resale by the selling security holders by this prospectus are pursuant to a registration rights agreement entered into between us and the and the original holders of the securities on April 3, 2017.

The selling security holders may offer, sell or distribute all or a portion of their securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale by the selling security holders of the securities owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of the securities and the selling security holders will bear all commissions and discounts, if any, attributable to their sale of the securities.

See the section entitled “Plan of Distribution” for further information regarding the selling security holders’ method of distributing these securities.

PLAN OF DISTRIBUTION

We are registering warrants and the shares of our common stock underlying the warrants offered by this prospectus on behalf of the selling security holders named herein. The selling security holders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling security holder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in underwritten transactions;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price;

•	distribution to members, limited partners or stockholders of selling security holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. The selling security holders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling security holders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the selling security holders named herein. However, we will receive proceeds from the exercise of the warrants if they are exercised by a holder thereof for cash.

The selling security holders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the rule is available and they meet the criteria and conform to the requirements of that rule.

The selling security holders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus. All discounts, commissions or fees incurred in connection with the sale of securities offered hereby will be paid by the selling security holders.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Andrews Kurth Kenyon LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s Internet Web site at www.sec.gov.

INCORPORATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus. We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

(b)	our Current Reports on Form 8-K dated February 13, 2017, March 8, 2017, April 3, 2017 and April 28, 2017;

(c)	our Proxy Statement on Schedule 14A filed on March 17, 2017, relating to our 2017 Annual Meeting of Stockholders; and

(d)	the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 000-19450), filed with the SEC on January 11, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Sterling Construction Company, Inc.

Attention: Investor Relations

1800 Hughes Landing Blvd, Suite 250

The Woodlands, Texas 77380

(281) 214-0800

Sterling Construction Company, Inc.

1,000,000 shares of Common Stock

1,000,000 Warrants

P R O S P E C T U S

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by us in connection with the resale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,156
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Miscellaneous	$3,844

Total	$30,000

Item 15.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law (the DGCL) authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the DGCL, our certificate of incorporation provides that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.

The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Sterling Construction Company, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by the certificate of incorporation or law.

Item 16.	Exhibits

4.1

Certificate of Incorporation of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2017 (SEC File No. 001-31993)).

4.2

Amended and Restated Bylaws of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 14, 2016 (SEC File No. 001-31993)).

4.3

Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 3.2 to Sterling Construction Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 14, 2016 (SEC file No. 1-31993)).

4.4	Form of Warrant, dated as of April 3, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 3, 2017 (SEC File No. 001-31993)).

4.5	Registration Rights Agreement, dated as of April 3, 2017, between Sterling Construction Company, Inc. and the holders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2017 (SEC File No. 001-31993)).

*5.1	Opinion of Andrews Kurth Kenyon LLP (counsel).

*23.1	Consent of Andrews Kurth Kenyon LLP (counsel) (included in Exhibit 5.1).

*23.2	Consent of Grant Thornton LLP (independent registered public accounting firm).

*24.1	Power of Attorney (included on the signature pages).

*	Filed herewith.

Item 17.	Undertakings

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.	The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of The Woodlands, State of Texas, on May 26, 2017.

STERLING CONSTRUCTION COMPANY, INC.

By:	/s/ Joseph A. Cutillo
Name: Joseph A. Cutillo
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph A. Cutillo and Ronald A. Ballschmiede his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including, without limitation, post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Milton L. Scott Milton L. Scott	Chairman of the Board of Directors	May 26, 2017

/s/ Joseph A. Cutillo Joseph A. Cutillo	Chief Executive Officer (principal executive officer) and Director	May 26, 2017

/s/ Ronald A. Ballschmiede Ronald A. Ballschmiede	Executive Vice President & Chief Financial Officer (principal financial officer and principal accounting officer)	May 26, 2017

/s/ Marian M. Davenport Marian M. Davenport	Director	May 26, 2017

/s/ Maarten D. Hemsley Maarten D. Hemsley	Director	May 26, 2017

/s/ Raymond F. Messer Raymond F. Messer	Director	May 26, 2017

/s/ Charles R. Patton Charles R. Patton	Director	May 26, 2017

/s/ Richard O. Schaum Richard O. Schaum	Director	May 26, 2017

/s/ Paul J. Varello Paul J. Varello	Director	May 26, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1

Certificate of Incorporation of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2017 (SEC File No. 001-31993)).

4.2

Amended and Restated Bylaws of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 14, 2016 (SEC File No. 001-31993)).

4.3

Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 3.2 to Sterling Construction Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 14, 2016 (SEC file No. 1-31993)).

4.4	Form of Warrant, dated as of April 3, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 3, 2017 (SEC File No. 001-31993)).

4.5	Registration Rights Agreement, dated as of April 3, 2017, between Sterling Construction Company, Inc. and the holders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2017 (SEC File No. 001-31993)).

*5.1	Opinion of Andrews Kurth Kenyon LLP (counsel).

*23.1	Consent of Andrews Kurth Kenyon LLP (counsel) (included in Exhibit 5.1).

*23.2	Consent of Grant Thornton LLP (independent registered public accounting firm).

*24.1	Power of Attorney (included on the signature pages).

*	Filed herewith.